Exhibit 10.

                              NORWEST CORPORATION

                    EMPLOYEES' DEFERRED COMPENSATION PLAN

      1. Eligibility. Each full-time employee of Norwest Corporation (the "Corporation") or any of its subsidiaries who has target total compensation of $80,000 or more ("Compensation") and who has also been selected for participation in this Plan by the Human Resources Committee of the Board of Directors or such officers of the Corporation to which said Committee has delegated its authority ("Eligible Employee") shall be eligible to participate in the Employees' Deferred Compensation Plan (the "Plan").

      2. Deferral of Compensation. An Eligible Employee may elect to defer all or a portion of his or her Compensation, subject, however, to a minimum deferral per pay period of $100, that he or she may earn from the Corporation or its subsidiaries during the calendar year (the "Deferral Year") following the year in which the Deferral Election (as defined in Section 3(a)) is made; provided however, that any other payroll deductions elected by the Eligible Employee (such as payments for welfare or retirement benefits or insurance), including FICA taxes, shall be made before any deferrals are made under this Plan. Such election shall be made pursuant to Section 3.

      3.  Election to Participate and Defer Compensation.

      a) Participation. An Eligible Employee becomes a participant in the Plan by filing not later than December 15 of the year preceding the Deferral Year an irrevocable election (the "Deferral Election") with the Plan Administrator (as defined in Section 10) on a form provided for that purpose. An Eligible Employee who has made a Deferral Election under this Section for any year and has a Deferral Account (as defined in Section 4) is deemed a "Participant." The Deferral Election shall be effective only for the Deferral Year specified. A new Deferral Election must be filed for each Deferral Year.

      b) Deferral Election. The Deferral Election shall consist of two parts: 1) the deferral of incentive pay which is earned throughout the year and paid after the end of the year, and 2) the deferral of base pay or incentives, which are paid on a periodic basis during the year. The employee shall specify in the Deferral Election a) an amount to be deferred, expressed either as a percentage or a dollar amount of Compensation otherwise payable in cash to the employee; b) an earnings option as described in Section 4; c) one of the payment options described in Section 6; and d) the event which triggers payment or the year in which amounts deferred shall be paid in a lump sum or in which installment payments shall commence pursuant to Section 6.

      c) Initial Deferral Election or Initial Eligibility. The initial Deferral Elections by Participants will be made within thirty days of the effective date of the Plan for compensation to be earned subsequent to the Deferral Election. A new Eligible Employee must make a Deferral Election within thirty days of the date the employee becomes eligible to participate in the Plan to defer compensation earned in the current year.

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      d)  Early Withdrawal.  A Participant who wishes to receive payment of all or part of his or her deferred Compensation on a date earlier than that specified in the Deferral Election may do so by filing a request for early withdrawal with the Plan Administrator. In fulfilling the request, the Plan Administrator will distribute an amount equal to
(i) the entire amounts credited to the Participant's Deferral Account for a number of Deferral Years sufficient to cover the amount requested, beginning with the earliest Deferral Year in which the Participant participated in the Plan, less (ii) an early withdrawal penalty equal to 10% of the amounts credited for such Year(s). The amount distributed will never be less than the entire amount credited for the full Deferral Year or Years less the 10% early withdrawal penalty. The Participant shall permanently forfeit the early withdrawal penalty and shall forfeit eligibility to make Deferral Elections for the two calendar years following the year in which the early withdrawal is requested. In no case shall an early withdrawal cause a current Deferral Election to be suspended or canceled. A Participant may not request more than one early withdrawal per calendar year.

      4.   Deferral Account

      a) Earnings Options. The earnings options available for selection in the Deferral Election are as follows:

            i) Norwest Corporation common stock option ("Common Stock
      Option").

            ii) Norwest Bank Minnesota, N.A. one-year certificate of deposit option ("CD Option").

            iii) A selection of registered investment companies chosen by the Employee Benefit Review Committee of the Corporation ("Fund Option").

A Participant may choose to allocate amounts credited to his or her account under the Plan (the "Deferral Account") among the earnings options in increments of five (5) percent. The allocation of earnings options must be made by the Participant in advance of each Deferral Year and, once made, cannot be changed for the deferred Compensation. If the Participant makes no earnings option election, the Participant will be deemed to have selected the Common Stock Option for that Deferral Year.

      b) Periodic Credits. On each pay day on which the deferred Compensation would otherwise be paid to a Participant, the Participant shall receive a credit to his or her Deferral Account. The amount of each credit shall be equal to the amount the Participant elected to defer in the Deferral Election, and each credit shall be accounted for based on the earnings options selected by the Participant in the Deferral Election. In the case of the Common Stock Option, the credit shall be a number of shares of Norwest common stock ("Common Stock") determined in accordance with paragraph 5(b) below.

      c) Adjustments. That portion of a Participant's Deferral Account which is accounted for under each earnings option shall be further adjusted by an amount determined in accordance with the respective earnings option as follows:

            i) CD Option. Adjustments under the CD Option shall be made monthly as of the last day of each month. The amount of the adjustment for the CD Option shall be calculated by multiplying the Participant's average balance in the CD Option for the month by an earnings factor based on the interest rate for a Norwest

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      Bank Minnesota, N.A. one-year certificate of deposit as determined from time to time by the Plan Administrator.

            ii) Fund Option. Adjustments under any Fund Option shall be made monthly as of the last day of each month. The amount of the adjustment for a Fund Option shall be calculated by multiplying the Participant's average balance in the Fund Option for the month by an adjustment factor based on the reported positive or negative performance for the month of the registered investment company assets relating to the Fund Option selected.

            iii) Common Stock Option. Adjustments under the Common Stock Option shall be made each time a dividend is paid on Common Stock in accordance with paragraph 5(c) below.

      5.   Common Stock Option

      a) Accounting. All periodic credits and all adjustments to a Participant's Deferral Account under the Common Stock Option shall be credited in shares of Common Stock. Shares of Common Stock shall be rounded to the nearest one-hundredth of a share.

      b) Determination of Number of Shares.   The number of shares of
Common Stock credited to a Participant's Deferral Account under the Common Stock Option shall be determined by dividing the amount of each periodic credit by the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the last day of each month (or, if the New York Stock Exchange is closed on that date, on the next preceding date on which it was open).

      c) Adjustments Based on Dividends. Adjustments under the Common Stock Option shall be made each time a dividend is paid on Common Stock. The number of shares credited to a Participant's Deferral Account for such adjustments shall be determined by multiplying the dividend amount per share by the number of shares credited to the Participant's Deferral Account as of the record date for the dividend and dividing the product by the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the dividend payment date (or, if the New York Stock Exchange is closed on that date, on the next preceding date on which it was open).

      d) Number of Shares Issuable under the Plan. Subject to adjustment as provided in Section 5(e), the maximum number of shares of Common Stock that may be credited under the Plan is 500,000.

      e) Adjustments for Certain Changes in Capitalization. If the Corporation shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Common Stock, then the numbers, rights, and privileges of the shares issuable under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

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      f)  Availability.  The Common Stock Option shall be available only to those Participants who are not subject to the provisions of Section
16 of the Securities Exchange Act of 1934 and rules promulgated by the Securities and Exchange Commission thereunder ("Insiders") until such time as this Plan has been approved by a vote of the stockholders of the Corporation. After such approval, the Common Stock Option shall be available to Insiders on the same basis as it is to other Participants.

      6. Distributions. Payment of Deferral Accounts shall be made pursuant to the Participant's Deferral Election, subject to the following:

      a) Upon Retirement or Disability. A Participant may designate in the Deferral Election distribution of the Deferral Account in either a lump sum or annual installments for a period of years not to exceed ten if the Participant elects distribution to be made following his or her disability as described in the Norwest Corporation Long Term Disability Plan or after his or her regular retirement date or early retirement as defined in Sec. 6.1 or 6.2 of the Norwest Corporation Pension Plan.

      b) Upon death. If a Participant dies before receiving all payments to which he or she is entitled under the Plan, payment of the balance in the Deferral Account shall be made as designated in the Deferral Election in a lump sum on February 28 (or the next preceding business day if February 28 is not a business day) of the year following the date of death or 60 days following the date of death to such Participant's estate or, if the Participant has designated a beneficiary in writing and the written designation has been delivered to and accepted by the Plan Administrator prior to the Participant's death, to such beneficiary.

      c) Upon other termination of employment. Notwithstanding any Deferral Election to the contrary, if a Participant terminates employment with the Corporation prior to regular or early retirement as defined in Section 6.1 or 6.2 of the Norwest Corporation Pension Plan or disability as described in the Norwest Corporation Long-Term Disability Plan, the Deferral Account will be paid to the Participant in a lump sum.

      d) Form of distributions. All distributions shall be payable as follows:

            i) in cash for all Deferral Accounts for which the Participant elected an earnings option other than the Common Stock Option; or

            ii) if the Participant elected the Common Stock Option, in cash, or in whole shares of Common Stock (together with cash in lieu of a fractional share), or in a combination thereof, as the Participant shall elect prior to payment. If no election is made, distribution shall be made in whole shares of Common Stock (together with cash in lieu of a fractional share).

      e)  Valuation of Deferral Accounts for distribution.

            i) Amounts paid on any February 28 (or the next preceding business day if February 28 is not a business day) shall be determined based on the Participant's Deferral Account balance

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      and/or on the price of Common Stock determined pursuant to Section
      5 as of the preceding December 31 (or the next preceding business day if December 31 is not a business day). Amounts paid as of any other date on which a distribution is made shall be determined based on the Participant's Deferral Account balance and/or on the price of Common Stock determined pursuant to Section 5 as of the end of the month in which the event which triggers distribution occurs.

            ii) The amount of each installment payment shall be a fraction of the value of the Participant's Deferral Account as of the December 31 preceding the date of the installment payment (or the next preceding business day if December 31 is not a business day), the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed ten) minus the number of installments previously paid. The balance remaining in the Deferral Account shall continue to be adjusted based on the earnings options selected by the Participant in the Deferral Election until the Deferral Account is paid out in full. All installment payments will be made by pro rata withdrawals from each earnings option elected by the Participant.

      f)  Timing of distributions.

            i) All lump sum distributions shall be made as designated in the Deferral Election on either February 28 (or the next preceding business day if February 28 is not a business day) of the year designated in the Deferral Election or on the date 60 days following the occurrence of the event which triggers distribution.

            ii) All annual installment distributions shall be made on February 28 (or the next preceding business day if February 28 is not a business day), commencing on February 28 of the calendar year following disability or retirement.

      7. Nonassignability. No right to receive cash payments under the Plan nor any shares of Common Stock credited to a Participant's Deferral Account shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or rules thereunder. The designation of a beneficiary by a Participant does not constitute a transfer.

      8. Withholding of Taxes. Distributions under this Plan shall be subject to the deduction of the amount of any federal, state, or local income taxes, Social Security tax, Medicare tax, or other taxes required to be withheld from such payments by applicable laws and regulations.

      9. Unsecured Obligation. Benefits payable under this Plan shall be an unsecured obligation of the Corporation.

      10. Administration. The Plan shall be administered by the Human Resources Committee of the Corporation's Board of Directors (the "Plan Administrator") or its delegate, which shall have the authority to

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interpret the Plan, to adopt procedures for implementing the Plan, and to determine adjustments under the Plan.

      11. Amendment and Termination. The Human Resources Committee of the Corporation's Board of Directors may at any time terminate, suspend, or amend this Plan; provided, however, that the provisions of Sections 1, 2, 3, 4 and 5 may not be amended more than once in every six months other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder or the regulations of the Securities and Exchange Commission. No such action shall deprive any Participant of any benefits to which he or she would have been entitled under the Plan if termination of the Participant's employment had occurred on the day prior to the date such action was taken, unless agreed to by the Participant.

      12. Effective Date. The effective date of the Plan shall be determined by the Human Resources Committee of the Board of Directors or such officers of the Corporation to which said Committee has delegated its authority to set the effective date.



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